MANPOWER

Exhibit 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND
CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Jeffrey A. Joerres state and attest that:
(1)	To the best of my knowledge, based upon a review of the covered reports of Manpower Inc., and except as corrected or supplemented in a subsequent covered report:

  No covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Company's audit committee.
(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
Annual Report on Form 10-K for the year ended December 31, 2001 of Manpower Inc.;
All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Manpower Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and
Any amendments to any of the foregoing.

/s/ Jeffrey A. Joerres
Jeffrey A. Joerres
August 13, 2002

Subscribed and sworn to before me

this 13th day of August, 2002.

/s/ Carol Michele Newell
Notary Public

My Commission Expires:
October 24, 2004